Exhibit 99.1

Vivakor and M2i Global Announce Strategic Collaboration to
Advance U.S. Critical Minerals Supply Chain

Executed Indication of Interest Contemplates Proposed Business Combination
Across Commodities Trading, Remediation and Critical Minerals

Dallas, TX – Globe Newswire - August 13, 2026 - Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse and remediation services, today announced that it has entered into an Indication of Interest (“IOI”) with M2i Global, Inc. (OTCQB: MTWO) (“M2i”) to evaluate a potential business combination and pursue strategic opportunities across commodities trading, reclamation and critical minerals, with a shared focus on strengthening the U.S. critical minerals supply chain and advancing domestic mineral independence.

The proposed combination would bring together Vivakor’s growing commodities marketing and remediation businesses with M2i’s critical minerals platform, creating the potential for an expanded U.S.-focused platform spanning commodity marketing, resource recovery and critical materials supply chain development.

Under the executed IOI, Vivakor and M2i intend to negotiate the terms and conditions of a potential transaction during an initial 30-day period, including valuation, transaction structure, management and board composition. The IOI contemplates a potential equity-exchange acquisition of M2i by Vivakor, although the parties remain open to alternative structures. At the conclusion of the initial negotiation period, the parties may enter into a more comprehensive Letter of Intent outlining the proposed terms of a potential transaction, extend discussions or elect not to proceed.

M2i is a U.S.-based critical materials infrastructure and systems-integration platform focused on strengthening domestic access to critical minerals and metals. Its platform includes a federally sited critical mineral repository initiative, multi-commodity processing capabilities, commercial offtake and industry relationships, and compliance and traceability systems designed to support defense and U.S. critical minerals supply chains.

“Our team has been closely following M2i since 2025, and we believe there are compelling strategic synergies between our organizations,” said James Ballengee, Chairman, President and Chief Executive Officer of Vivakor. “Vivakor has been building scale across commodities trading and remediation, while M2i has been developing a platform focused on one of the most strategically important supply chain challenges facing the United States today. We believe the potential combination could significantly broaden the markets and opportunities available to both organizations.”

Ballengee continued, “Critical minerals represent a natural extension of the platform we are building. We believe combining our capabilities could create meaningful opportunities across commodities marketing, resource recovery and critical minerals while positioning the combined platform to participate in the continued development of a more secure domestic supply chain. This IOI is an important first step as we evaluate the opportunity and determine the path forward.”

Major General (Ret.) Alberto Rosende, Chief Executive Officer of M2i Global, stated, “We have known the Vivakor leadership team for over a year and have been impressed with their ability to navigate the public markets and reposition their business for growth across commodities trading and remediation. We believe there are meaningful areas of overlap between our organizations and look forward to working together to evaluate opportunities that could strengthen the U.S. critical minerals supply chain and benefit both companies.”

The IOI represents an expression of intent and, except for certain provisions specified therein, is non-binding. Any potential transaction remains subject to further negotiations, due diligence, execution of definitive agreements, applicable approvals and customary closing conditions. There can be no assurance that the discussions contemplated by the IOI will result in an LOI, definitive agreement or completed transaction.

About M2i Global, Inc.

M2i Global, Inc integrates people, technology, and solutions from across sectors to ensure access to critical minerals and metals for national defense and economic security. M2i Global aims to establish a Critical Mineral Repository, creating a resilient supply chain that addresses the global shortage of essential minerals and metals.

For more information, please visit www.m2i.global

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating one of the largest fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil and produced water gathering, storage, transportation, reuse, and remediation services under long-term contracts.

Once operational, Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: www.vivakor.co

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:
P:949-281-2606
info@vivakor.com